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Exhibit 10.3

WELLCARE HEALTH PLANS, INC. 2004 EQUITY INCENTIVE PLAN
PERFORMANCE STOCK UNIT AWARD NOTICE AND AGREEMENT

This award is made to the Grantee named below by WellCare Health Plans, Inc., a Delaware corporation (the “Company”). Subject to the terms and conditions of this Performance Stock Unit Award Notice and Agreement, including Appendix A attached hereto and incorporated herein, and the terms and conditions of the Performance Stock Unit Award Agreement that is available to you on the Company’s Intranet site and is an integral part of this award (together, the “Award Documentation”), the Company hereby awards under the WellCare Health Plans, Inc. 2004 Equity Incentive Plan (the “Plan”) the performance stock units (“PSUs”) described below to Grantee effective as of the Grant Date set forth below. Capitalized terms used in the Award Documentation that are not defined herein have the meanings attributed to them in the Plan.

1.	Grantee: _______________________.

2.	Grant Date: _______________________.

3.	Performance Period: _______________________.

4.	Number of PSUs at Target Award: _______________________, subject to adjustment as provided in the Award Documentation.

Other Award Levels	Number of PSUs
Minimum Award	No PSUs
Threshold Award	50% of PSUs at Target Award
Maximum Award	200% of PSUs at Target Award

The actual number of PSUs that become eligible for vesting shall be determined by the Committee, in its sole discretion, in accordance with Appendix A.

5.	Vesting Date: _______________________, subject to Section 8 below.

6.	Description of PSUs: Each PSU constitutes an unfunded and unsecured promise of the Company to deliver one Share to Grantee on the Delivery Date (defined below).

7.
Termination of Employment: Except as set forth in Section 8 below, upon the termination of Grantee’s employment with, or provision of services to, the Company or any of its Subsidiaries (the “Termination Date”) for any reason, any then-unvested PSUs shall be forfeited automatically and become null and void.

8.
Change in Control: In the event of a Change in Control, the Target Award shall become vested on the Vesting Date; provided that, Grantee continues to be employed with, or provide services to, the Company or any of its Subsidiaries through the Vesting Date. Notwithstanding the foregoing, the Target Award shall become immediately vested if, within twenty-four (24) months following a Change in Control, Grantee’s employment with, or provision of services to, the Company or any of its Subsidiaries is terminated by (i) the Company or a Subsidiary without Cause or (ii) Grantee for Good Reason.

9.
Delivery Date: The Shares underlying the number of vested PSUs shall be delivered as soon as practicable and, in any case, within 30 days after the earliest to occur of: (i) [insert date specified in performance stock unit election form], (ii) the Termination Date or (iii) a Change in Control that constitutes a “change in control event” within the meaning of Section 409A of the Code and the regulations thereunder.

* * * * *
By signing below, Grantee hereby consents and agrees to the electronic delivery of the Award Documentation. Grantee acknowledges and agrees that (1) the Performance Stock Unit Award Agreement, the Plan and the Plan prospectus are available for Grantee’s review on the Company’s Intranet under the Legal Services section, and, upon request, a paper version of each document will be provided to Grantee and (2) Grantee has reviewed and fully understands the Award Documentation, the Plan and the Plan prospectus and agrees to be bound by the terms and conditions of the Plan and the Award Documentation.

GRANTEE	WELLCARE HEALTH PLANS, INC.

By: ______________________________	By: ______________________________
Name:
Title:

2

APPENDIX A
VESTING CRITERIA FOR PERFORMANCE STOCK UNITS

All terms used in the chart below shall be defined and interpreted in the Committee’s sole discretion.

[INSERT GOALS FOR APPLICABLE PERFORMANCE PERIOD]

Regardless of whether any criteria set forth in Appendix A have been achieved, in making a determination as to whether or not PSUs vest pursuant to this award, and the number of PSUs that vest pursuant to this award, if any, the Committee may take into consideration other factors, including, but not limited to, unanticipated events, acquisition and expansion costs, non-recurring and extraordinary items, and other equitable factors, as determined by the Committee in its sole discretion, if such factors occur.
Notwithstanding the foregoing or as a limitation of Section 18 of the Performance Stock Unit Award Agreement, the Committee shall be authorized, in its sole discretion, at any time prior to the March 15th immediately following the Vesting Date of the PSUs to reduce or otherwise amend the number of Shares deliverable with respect to the PSUs (including determining that zero Shares shall be delivered), regardless of whether any criteria set forth in this Appendix A have been achieved.